                                                                Exhibit 10.44

                   [Arris Pharmaceutical Corporation Letterhead]




November 3, 1995

N. Jean Warner, M.D.
1823 Van Buren Circle
Mountain View, CA 94040

Re: Transition Services

Dear Jean:

    Arris Pharmaceutical Corporation (the "Company") is pleased to offer you the position of Vice-President of Medical Affairs of the Company on the terms set forth in this letter agreement (the "Agreement").

    As Vice-President of Medical Affairs of the Company, you will perform such duties relating to the integration of the Khepri Pharmaceuticals, Inc. ("Subsidiary") and the Company following consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Reorganization among them and a subsidiary of the Company dated as of November 3, 1995 (the "Reorganization Agreement") as may be assigned by the Company as well as the duties customarily associated with this position, and such duties as may be assigned to you by the Company. You will report to John Walker.

    Your initial base salary will be two hundred thousand dollars ($200,000) per year, payable in accordance with the Company's regular payroll practices, less payroll deductions and withholdings. In addition, you will receive an increase in your base salary effective January 1, 1996 in the amount equal to the percentage increase determined by the Compensation Committee of the Board of Directors to be awarded to outstanding "1" employees effective on the same date. Management will also recommend to the Company's Board of Directors that, upon the consummation of the Merger, you be granted a stock option to purchase 10,000 shares of the Company's Common Stock with an exercise price and vesting provisions in accordance with Company policies.

    In addition to your salary, stock option grant and the lump sum bonus contemplated below, the Company will also provide you with sick and vacation leave, and medical, dental and life insurance coverage and participation in the Company's 401(k) plan, employee stock purchase plans, new stock options and management bonus program consistent with Company policy for other Company Vice-Presidents. Details about these benefits are provided in the employee handbook and summary plan descriptions available for your review. Of course, the Company reserves the right to modify your job duties, compensation and benefits from time to time, as it deems necessary, subject to your rights described below.

N. Jean Warner, M.D.
Page 2

    You will be expected to abide by all of the Company's policies and procedures, and acknowledge in writing that you have received and read the Company's employee handbook. As a condition of your employment, you also agree to sign and comply with the Company's Proprietary Information and Inventions Agreement (attached hereto as Exhibit A).

    By accepting this offer, you represent and warrant that your employment with the Company will not violate any agreements, obligations or understandings that you may have with any third party or prior employer. You agree not to make any unauthorized disclosure to the Company or use on behalf of the Company any confidential information belonging to any of your former employers (except in accordance with agreements between the Company and any such former employer). Of course, during your employment with the Company, you may make use of information generally known and used by persons with training and experience comparable to your own, and information which is common knowledge in the industry or is otherwise legally available in the public domain.

         If you still are employed on a date one year from the date on which the Merger becomes effective (the "First Anniversary"), you will receive a one-time lump sum Bonus payment of fifty percent (50%) of your then base annual salary (the "Lump Sum Bonus").

         Either you or the Company may terminate your employment relationship at any time for any reason whatsoever, with or without cause or advance notice. This at-will employment relationship cannot be changed except in a writing signed by a duly authorized officer of the Company. If the Company terminates your employment without cause during the term of this Agreement (i) you will receive, as severance, twelve (12) months salary and
(ii) all stock options held by you on the date of severance shall continue to vest during such severance period and for twelve months thereafter in accordance with their vesting schedule. In the event of such termination, you will not be entitled to any additional compensation or benefits beyond what is provided in this paragraph. If you resign unless you have resigned for "Good Reason" or if your employment is terminated for cause, all compensation and benefits will cease immediately, and you will receive no severance benefits. For purposes of this Agreement, "cause" shall mean misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful breach of the Company's policies;
(iv) intentional damage to the Company's property; (v) material breach of this Agreement or your Proprietary Information and Inventions Agreement; or (vi) conduct by you which in the good faith and reasonable determination of the Company's Board of Directors demonstrates gross unfitness to serve. Physical or mental disability shall not constitute "cause." "Good Reason" shall mean
(i) a material diminution in your compensation, (ii) a material diminution in your duties or (iii) a reassignment to any location outside of the San Francisco Bay Area.

    You agree that, for one year following the termination of your employment with the Company, you will not, either directly or through others, solicit or attempt to solicit any employee, consultant

N. Jean Warner, M.D.
Page 3


or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity.

    You understand that your existing agreements relating to Subsidiary stock options or restricted stock will be assumed by, or assigned to, the Company pursuant to the terms of the Reorganization Agreement and that your existing vesting schedule will continue in full force and effect. In addition, you hereby agree to not sell, otherwise dispose of or reduce your risk relating to any Company Common Stock you own for a period of up to 90 days following the effectiveness of any underwritten registered offering of securities by the Company (an "Offering") pursuant to any underwriter's "lock up agreement" required by the underwriters of the Offering so long as all executive officers of the Company agree to such lock up agreement.

    To ensure rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company agree that any and all disputes or controversies, whether of law or fact of any nature whatsoever (including, but not limited to, all state and federal statutory and discrimination claims), with the sole exception of those disputes which may arise from your Proprietary Information and Inventions Agreement, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by final and binding arbitration (rather than trial by jury or court or resolution in some other forum) under the then existing Rules of Practice and Procedure of Judicial Arbitration and Mediation Services Inc.

    This Agreement, including Exhibit A, represents the complete, final and exclusive embodiment of the entire agreement between you and the Company with respect to the terms and conditions of your employment. This Agreement is entered into without reliance upon any promise, warranty or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties, representations or agreements. It may not be amended or modified except by a written instrument signed by you and a duly authorized officer of the Company. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.
    As required by law, this offer of employment is subject to satisfactory proof of your right to work in the United States.

    This Agreement will become effective upon the closing of the Merger and shall be void and have no legal effect if the Merger is not consummated. This Agreement shall terminate on the First Anniversary.

N. Jean Warner, M.D.
Page 4

    We look forward to your favorable reply, and to a productive and enjoyable work relationship.

                        Very truly yours,

                        ARRIS PHARMACEUTICAL CORPORATION



                        By:  /s/ John P. Walker
                             -------------------------------------
                             John P. Walker
                             President and Chief Executive Officer


Accepted by:  /s/ N. Jean Warner, M.D.
              ------------------------
              N. Jean Warner, M.D.

Date:         11/3/95
              ----------

                                     Exhibit A

                  Proprietary Information and Inventions Agreement

                        ARRIS PHARMACEUTICAL CORPORATION

              ----------------------------------------------------
                    EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

     As a condition of my employment with ARRIS Pharmaceutical Corporation ("ARRIS"), and in consideration of my employment with ARRIS and my receipt of the compensation now and hereafter paid to me by ARRIS, I agree to the following:

     1. AT-WILL EMPLOYMENT. I understand and acknowledge that my employment with ARRIS is for an unspecified duration and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without cause, at the option of either ARRIS or myself, with or without notice.

     2. CONFIDENTIAL INFORMATION.

        (a) ARRIS AND THIRD PARTY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of ARRIS, or to disclose to any person, firm or corporation without written authorization of an officer of ARRIS, any Confidential Information of ARRIS. I understand that "Confidential Information" means any ARRIS proprietary information, technical data, trade secrets or know-how, including, but not limited to, research and product plans, products, services, customer lists and customers (including, but not limited to, customers of ARRIS on whom I called or with whom I became acquainted during the term of my employment), markets, developments, inventions, processes, formulas, technology, marketing, finances or other business information disclosed to me by ARRIS either directly or indirectly in writing, orally or otherwise. I recognize that ARRIS has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on ARRIS's part to maintain the confidentiality of such information and to use it only for certain limited purposes, and I understand that such information is also Confidential Information. I further understand that Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

        (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with ARRIS, improperly use of disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of ARRIS any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

     3. INVENTIONS.

        (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets that were made by me prior to my employment with

ARRIS (collectively referred to as "Prior Inventions"), that belong to me, that relate to ARRIS's proposed business, products or research and development, and that are not assigned to ARRIS hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with ARRIS, I incorporate into an ARRIS product, process or machine a Prior Invention owned by me or in which I have an interest, ARRIS is hereby granted and will have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license, with the right to grant sublicenses, to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

        (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to ARRIS, and will hold in trust for the sole right and benefit of ARRIS, and hereby assign to ARRIS, or its designee, all my right, title and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws, that I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of ARRIS (collectively referred to as "Inventions"), except as provided in Section 3(e) below. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with ARRIS and that are protectable by copyright are works made for hire, as that term is defined in the United States Copyright Act.

        (c) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with ARRIS. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by ARRIS. The records will be available to and remain the sole property of ARRIS at all times.

        (d) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist ARRIS, or its designee, at ARRIS's expense, in every way to secure ARRIS's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including disclosing to ARRIS all pertinent information and data with respect thereto, and executing all applications, specifications, oaths, assignments and all other instruments that ARRIS shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to ARRIS, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers will continue after the termination of this Agreement. If ARRIS is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to ARRIS as above, then I hereby irrevocably designate and appoint ARRIS and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

        (e) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to ARRIS do not apply to any invention that qualifies fully under the provisions of California Labor Code
Section 2870 (attached hereto as Exhibit B). I will advise ARRIS promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and that are not otherwise disclosed on Exhibit A.

     4. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with ARRIS, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which ARRIS is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to ARRIS.

     5. RETURNING ARRIS DOCUMENTS. I agree that, at the time of leaving the employ of ARRIS, I will deliver to ARRIS (and will not keep in my possession, recreate or deliver to anyone else) any and all documents or property, or reproductions of any such documents or property, developed by me pursuant to my employment with ARRIS or otherwise belonging to ARRIS, its successors or assigns.

     6. SOLICITATION OF EMPLOYEES. I agree that for a period of twelve (12) months immediately following the termination of my relationship with ARRIS for any reason, whether with or without cause, I will not either directly or indirectly solicit, induce, recruit or encourage any of ARRIS's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of ARRIS, either for myself or for any other person or entity.

     7. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document requested by ARRIS to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by ARRIS. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with the terms of this Agreement.

     8. ARBITRATION AND EQUITABLE RELIEF.

        (a) ARBITRATION. Except as provided in Section 8(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, will be settled by arbitration to be held in San Mateo County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. ARRIS and I will each pay one-half of the costs and expenses of such arbitration, and each of us will separately pay our counsel fees and expenses.

        (b) EQUITABLE REMEDIES. I agree that it would be impossible or inadequate to measure and calculate ARRIS's damages from any breach of the covenants set forth in Sections 2, 3, and 5 herein. Accordingly, I agree that if I breach my obligations under any of such Sections, ARRIS will have, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security will be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance. I hereby further consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by ARRIS arising from or relating to this Agreement.

     9. GENERAL PROVISIONS

        (a) GOVERNING LAW. This Agreement will be governed by the laws of the State of California without reference to conflicts of laws principles.

        (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between ARRIS and me relating to the subject matter hereof and merges all prior discussions between us. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

        (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of ARRIS, its successors, and its assigns.


Date:      3 November 1995          Signature:
     ---------------------                    ---------------------

                                    Nathalie J. Warner
                                    -------------------------------
                                    Name of Employee (typed)


ARRIS Pharmaceutical Corporation

Name:
     ---------------------------

Print Name:  Daniel H. Petree
           ---------------------

Title:     VP., CFO
      --------------------------

                                    EXHIBIT A

                            LIST OF PRIOR INVENTIONS

                        AND ORIGINAL WORKS OF AUTHORSHIP

                                                  Identifying Number
Name                          Date                or Brief Description
----------------------------------------------------------------------


















          No inventions or improvements
-------

   X      Additional Sheets Attached
-------


Signature of Employee:
                      ---------------------

Print Name of Employee:  Nathalie J. Warner
                       -----------------------

Date:  3 November 1995


Signature of Supervisor:
                        ---------------------

Print Name of Supervisor:
                         ----------------------
Date:
     -------------------

                                    EXHIBIT B

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                         CALIFORNIA LABOR CODE SECTION 2870

                     EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS


     "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to any invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2)  Result from any work performed by the employee for the employer.

      (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."